 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 20, 2014

HEAVY EARTH RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52979	75-3160134
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1890 Bryant St., Suite 316, San Francisco, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 813-5079

625 Second Street, #280, San Francisco, California
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2014, Deep Core Barbados, Inc., a Barbados company (“Deep Core”), a wholly owned subsidiary of Heavy Earth Resources, Inc.’s (the “Registrant”) wholly owned subsidiary, Syncline Technologies, Inc., a Cayman Island exempt Company, entered into a Share Purchase Agreement (the “Purchase Agreement”), with Mr. Greg Boyles, an individual residing in the city of Houston, Texas (“Vendor”) for the acquisition of 100% of the equity ownership of New Horizon Exploration, Inc., a Texas corporation (“New Horizon”).

Pursuant to the Purchase Agreement, Vendor agreed to sell, assign and transfer to Deep Core, and Deep Core agreed to purchase from Vendor, the shares of New Horizon owned by Vendor, representing all of the issued and outstanding shares of capital stock of New Horizon (the “Shares”).  New Horizon currently owns a 13% participating interest in the Hydrocarbon Exploration and Production Contract No. 5 of 2008 dated April 9, 2008 (the “La Maye Contract”) for exploration rights of hydrocarbons in the La Maye Block located within the municipality of San Sebastian de Buenavista and San Zenon and Mompos, San Fernando, Pinillos and Hatillo de Loba in the country of Colombia and the Registrant currently owns a 25% participating interest in the La Maye Contract.

The closing of this transaction (the “Closing”), unless otherwise agreed upon in writing by the parties, shall be two weeks after Deep Core gives notice to the Vendor of the receipt of all required approvals by the government or otherwise (the “ANH Approval”) to extend the New Horizon’s obligations pursuant to the La Maye Contract in a manner satisfactory to Deep Core (the “Closing Date”).  The Purchase Agreement contains customary representations and warranties and covenants of each party.  Breaches of the representations and warranties will be subject to customary indemnification provisions.  Vendor also agreed to indemnify Deep Core for any losses arising from third party claims to the extent such losses related to New Horizon, any of New Horizon’s current or former assets or business, and for losses related to matters that occurred on or prior to the Closing Date, whether or not accruing after the Closing and whether or not such matter was reasonably discoverable prior to the Closing Date, including, but not limited, to New Horizon’s pre-Closing tax liabilities and third party claims against New Horizon arising in connection with breaches of applicable environmental laws and authorizations related to the La Maye Contract and the La Maye Block.  In addition:

(a)           Total consideration for the Shares is eight hundred thousand dollars ($800,000), minus two hundred thousand dollars ($200,000) (the “Holdback Amount”) and minus New Horizon’s estimated current indebtedness in the amount of $404,890.46 (the “Estimated Indebtedness”) which Deep Core shall pay directly to the holders of such Estimated Indebtedness (such total consideration is hereinafter the “Purchase Price”). The parties acknowledge that the Purchase Price is based on New Horizon having, as of the Closing Date, indebtedness and liabilities that are less than or equal to the Permitted Indebtedness (as defined below) as of the Closing Date.  Thus, the Purchase Price shall be decreased by one dollar for each dollar New Horizon’s actual indebtedness and liabilities (“Actual Indebtedness”) are greater than the sum of (1) $100,000, plus (2) no more than $50,000 per month beginning in December 1, 2013 until the Closing Date incurred by the New Horizon to standby one drilling rig for the La Maye Block, plus (3) costs incurred after December 1, 2013 at the request of the participants in the La Maye Contract and approved by Deep Core in writing, and plus (4) the Estimated Indebtedness (the “Permitted Indebtedness”).  The Holdback Amount shall be held by Deep Core and on January 31, 2015, Deep Core shall deliver to the Vendor an accounting statement (“Adjustment Statement”) setting forth the total Actual Indebtedness amount by which the Holdback Amount (the “Adjustment Amount”) shall be reduced prior to payment of the remaining balance (if any) of the Holdback Amount to the Vendor.  In the event of a dispute regarding the calculations of the Adjustment Amount in the Adjustment Statement, an independent accountant shall be appointed to resolve such dispute and the determination of such accountant shall be made within 90 days of the appointment and shall be final and binding on the parties.  In the event the Adjustment Amount is greater than the Holdback Amount, Deep Core shall retain the entire Holdback Amount and Vendor shall pay the difference between the Adjustment Amount and the Holdback Amount to Deep Core.

(b)           Vendor shall retain all rights and title to the rig on the Noelia site (the “Rig”) in the La Maye Block, and any costs associated with demobilizing and moving the Rig off the La Maye Block are the sole responsibility of Vendor regardless of when costs accrue. Vendor may remove the Rig at any time after the Closing.  Vendor shall be required to commence removal of the Rig within two weeks after receipt of notice from Deep Core to demobilize the Rig (“Rig Notice”) and shall complete removal of the Rig as soon as practicable thereafter.  If Vendor fails to start removal of the Rig within two weeks of the Rig Notice or the Rig has not been removed as soon as practicable thereafter, then Deep Core may remove the Rig and any such costs borne by Deep Core in removing the Rig shall reduce the Purchase Price dollar by dollar, with such adjustments to be reflected in the Adjustment Statement.

(c)           Vendor must meet certain conditions precedent in order for the Closing to occur, including but not limited to: (1) Vendor’s representations and warranties shall be true in all material respects as of the Closing Date; (2) Vendor shall have performed all of its obligations and shall have delivered all necessary closing documents required under the terms of the Purchase Agreement; (3) ANH Approval shall have been obtained in a form and on terms satisfactory to Deep Core; (4) there shall have been no material adverse changes to New Horizon, New Horizon’s business or the La Maye Contract as of the Closing Date; (5) Deep Core shall be satisfied with the results of its due diligence review of New Horizon; and (6) New Horizon shall have obtained a release and waiver from the other participants of the La Maye Contract, the holders of the Estimated Indebtedness and from affiliates of New Horizon, releasing New Horizon of all liabilities and indemnities on terms satisfactory to Deep Core.

(d)           The Purchase Agreement shall be terminated if Deep Core has not notified the Vendor by April 15, 2014 that ANH Approval has been obtained, or the transaction has failed to close through no fault of Vendor by April 30, 2014, unless the Closing Date is extended by written agreement of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEAVY EARTH RESOURCES, INC.
Date:	February 26, 2014
		By:	/s/ Anthony Ives
Anthony Ives
Chief Financial Officer